DATAWATCH CORPORATION REPORTS THIRD QUARTER
                                    EARNINGS

      DATAWATCH ANNOUNCES YEAR-TO-DATE REVENUE GROWTH OF 4% AND NET INCOME
                                  GROWTH OF 23%

LOWELL, MA - JULY 22, 2004 -- Datawatch Corporation (NASDAQ: DWCH), a leading provider of business intelligence, data transformation and IT support solutions, today announced results for its third fiscal quarter.

     Revenues for the quarter ended June 30, 2004 were $4,709,000, a decrease of 8% from $5,101,000 in the same period of fiscal 2003. Net income for the third fiscal 2004 quarter was $100,000, or $0.02 per diluted share, compared to $698,000, or $0.13 per diluted share, a year ago. Our fiscal 2003 third quarter was favorably affected by a catch-up effect from the previous quarter when revenue was depressed by international affairs. Costs in this year's quarter reflect our increased investment in marketing and sales activities.

     Revenues for the nine months ended June 30, 2004 were $14,311,000, an increase of 4% from $13,710,000 in the same period of fiscal 2003. Net income for the first nine months of fiscal 2004 was $819,000, or $0.14 per diluted share, compared to $665,000, or $0.12 per diluted share, a year ago.

     Commenting on the third quarter's results, president and CEO Robert Hagger said, "Revenue was lower in the third quarter compared to the same quarter last year, but we continued to perform well in terms of new orders booked. In November 2003, Datawatch added a subscription model as an optional method of purchasing our products and we are pleased by the customer response. This new initiative provides customers with an alternative to the outright purchase of software and can save on the high capital investment that is needed for larger projects. By using the Datawatch subscription model, companies can simply expense a monthly fee. The business advantage for Datawatch is that it reduces quarterly sales volatility and helps create a larger customer base for future business opportunities. We recognize revenues from such orders over the period of the contract and account for the sales and marketing expense as incurred.

     We are pleased with our year-to-date improvements with revenues up 4% and net income up 23% over last year. We continue to generate positive cash flow, while investing in activities designed to improve the market awareness of our products and increase the coverage and effectiveness of our sales force.

     Investments in research and development continue to extend the functionality of our existing solutions and create new products. The recently announced .NET version of

Monarch DataPump will provide users with the means to easily deploy and integrate DataPump with other Microsoft solutions. The increased functionality also broadens the potential customer base for Monarch DataPump, and again demonstrates our ongoing commitment to helping customers improve the productivity of information users in the workplace."

     Datawatch previously announced that the company will present and discuss its third quarter results today at 2 p.m. (EDT) in a live conference call broadcast via the Internet at http://www.vcall.com/ClientPage.asp?ID=88513. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH

Datawatch Corporation helps organizations easily access, store, distribute, transform and analyze information throughout the enterprise. From report management and analytics to data transformation and Internet presentment, Datawatch Corporation provides solutions that allow organizations to fully integrate and leverage their existing sources of information. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

     Datawatch works with VARs, integrators, consultants and independent software vendors who sell and support Datawatch products. In addition, Datawatch works with OEM customers who embed Datawatch components and technologies in their own solutions. The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200. More information on Datawatch and its solutions can be found at www.datawatch.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2003 and Form 10-Q for the quarters ended December 31, 2003 and March 31, 2004. Any forward-looking statements should be considered in light of those factors.

                                     # # # #

Datawatch Contact:

Larry Bouchie, (978) 275-8264

larry_bouchie@datawatch.com

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                  Amounts in Thousands (except per share data)

                                                     Quarter Ended      Quarter Ended    Nine Months Ended  Nine Months Ended
                                                     June 30, 2004      June 30, 2003      June 30, 2004      June 30, 2003
                                                     -------------      -------------      -------------      -------------
Revenue:
     Software licenses .........................     $       2,930      $       3,604      $       9,361      $       9,524
     Maintenance and services ..................             1,779              1,497              4,950              4,186
                                                     -------------      -------------      -------------      -------------
Total Revenue ..................................             4,709              5,101             14,311             13,710

Costs and expenses:
     Cost of software licenses .................               591                775              1,981              1,919
     Cost of maintenance and services ..........               681                563              1,954              1,794
     Sales and marketing expenses ..............             2,021              1,664              5,515              4,626
     Product development expenses ..............               311                390                932              1,205
     General and administration expenses .......               985              1,013              3,088              3,321
     Restructuring costs .......................              --                 --                 --                  181
                                                     -------------      -------------      -------------      -------------
Income from operations .........................               120                696                841                664
Other income (expense), net ....................                (3)                 3                  1                  2
                                                     -------------      -------------      -------------      -------------

Income before income taxes .....................               117                699                842                666
Provision for income taxes .....................               (17)                (1)               (23)                (1)
                                                     -------------      -------------      -------------      -------------

Net income .....................................     $         100      $         698      $         819      $         665
                                                     =============      =============      =============      =============

Net income per share - basic ...................     $        0.02      $        0.13      $        0.16      $        0.13
                                                     =============      =============      =============      =============

Weighted average basic shares outstanding ......             5,294              5,199              5,256              5,193
                                                     =============      =============      =============      =============

Net income per share - diluted .................     $        0.02      $        0.13      $        0.14      $        0.12
                                                     =============      =============      =============      =============

Weighted average diluted shares outstanding ....             5,830              5,331              5,758              5,347
                                                     =============      =============      =============      =============

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                              Amounts in Thousands

                                                        June 30, 2004       September 30, 2003
                                                     ------------------     ------------------
ASSETS:
      Cash and investments .....................     $            6,227     $            5,071
      Accounts receivable, net .................                  3,607                  3,041
      Inventories ..............................                     82                    105
      Prepaid expenses .........................                    527                    553
                                                     ------------------     ------------------
Total Current Assets ...........................                 10,443                  8,770

Property and equipment, net ....................                    426                    461
Other assets ...................................                    972                  1,273
                                                     ------------------     ------------------

Total Assets ...................................     $           11,841     $           10,504
                                                     ==================     ==================

LIABILITIES AND STOCKHOLDERS' EQUITY:
      Accounts payable and accrued expenses ....     $            2,785     $            2,422
      Deferred revenue .........................                  2,890                  2,941
                                                     ------------------     ------------------
Total Current Liabilities ......................                  5,675                  5,363

Accrued severance, less current portion ........                   --                        3
                                                     ------------------     ------------------

Total Liabilities ..............................                  5,675                  5,366

Stockholders' equity ...........................                  6,166                  5,138
                                                     ------------------     ------------------

Total Liabilities and Stockholders' Equity .....     $           11,841     $           10,504
                                                     ==================     ==================